EXHIBIT 10.17

SEARS HOLDINGS CORPORATION

CASH RIGHT – ADDENDUM TO

RESTRICTED STOCK AWARD AGREEMENT

Month Day, Year

FName MI. LName

Title

As of [Distribution Date], Sears Holdings Corporation (the “Company”) distributed to its shareholders (the “Distribution”) all the shares of Class A Common Stock, par value $0.01 per share and Series A Preferred Stock, par value $0.01 per share (collectively “OSH Shares”), of Orchard Supply Hardware Stores Corporation (“OSH”) held by the Company immediately prior to the Distribution. Pursuant to action taken by the Company under the Sears Holdings Corporation 2006 Stock Plan (the “Plan”), instead of a distribution of such OSH Shares with respect to any unvested shares of restricted stock awarded under the Plan as of December [    ], 2011, the record date for the Distribution (“Unvested Restricted Shares”), a cash right (“Cash Right”) has been approved. Based on the Unvested Restricted Shares awarded to you under the Restricted Stock Award Agreement dated [date], you are hereby awarded the [Cash Right / Cash Rights] indicated below in lieu of any and all rights you would otherwise have had to OSH Shares (and/or cash in lieu of fractional OSH Shares) with respect to such Unvested Restricted Shares. Any Cash Right is subject to the same vesting requirements and other terms set forth in the Restricted Stock Award Agreement dated [date] applicable to the Unvested Restricted Shares.

Date of Grant	Unvested Restricted Shares	Cash Right	Vesting Date
Month Day, Year		$	Month Day, Year

OR

Date of Grant	Unvested Restricted Shares	Cash Right(s)	Vesting Date
Month Day, Year		$	Month Day, Year
Month Day, Year		$	Month Day, Year

IN WITNESS WHEREOF, the parties have duly executed this Cash Right – Addendum to Restricted Stock Award Agreement.

SEARS HOLDINGS CORPORATION

By:

Title:

GRANTEE

FName MI. LName